                                                                      EXHIBIT 11

                        ASHWORTH, INC. AND SUBSIDIARIES
                        -------------------------------


                SCHEDULE COMPUTING NET INCOME PER COMMON SHARE
                ----------------------------------------------

                                                    Year Ended October 31
                                           ---------------------------------------
                                              1995          1994          1993
                                           -----------   -----------   -----------
PRIMARY:
  Net income                               $ 1,400,582   $ 4,860,356   $ 3,945,719
                                           ===========   ===========   ===========

Weighted average number of common and
  equivalent shares outstanding:
  Common stock                              11,775,602    11,457,661    11,148,208
  Common stock equivalent shares               336,031       766,060       617,563
                                           -----------   -----------   -----------
                                            12,111,633    12,223,721    11,765,771
                                           ===========   ===========   ===========

  Net income per common share              $       .12   $       .40   $       .34
                                           ===========   ===========   ===========

FULLY DILUTED:
  Net income                               $ 1,400,582   $ 4,860,356   $ 3,945,719
                                           ===========   ===========   ===========

Weighted average number of common and
  equivalent shares outstanding:
  Common stock                              11,775,602    11,457,661    11,148,208
  Common stock equivalent shares               535,123       795,309       906,460
                                           -----------   -----------   -----------
                                            12,310,725    12,252,970    12,054,668
                                           ===========   ===========   ===========

 Net income per common share               $       .11   $       .40   $       .33
                                           ===========   ===========   ===========